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Exhibit (8)(a)(2):  Amendment No. 3 to the Participation Agreement by and among
                    Companion Life Insurance Company, Fred Alger Management, Inc. and The Alger American Fund.

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                                 AMENDMENT NO. 3

This is an Amendment to the Participation Agreement (Agreement) dated November 20, 1995, among The Alger American Fund (the Fund), Fred Alger Management, Inc. (the Adviser) and Companion Life Insurance Company (the Company). This Amendment is effective September 28, 2000.

The Fund, Adviser and the Company hereby agree to replace the Schedule A of the Agreement by inserting the following in its entirety:

Schedule A
----------------------------
Name of Separate Account and   Contracts Funded by   Designated Portfolios
Date Established by Board of   Separate Account
Directors

Companion Life Insurance       729Y                  Alger American Small
Company Separate Account C                            Capitalization Portfolio
(2-18-94) (Variable                                  Alger American Growth
Annuities)                                            Portfolio

Company Life Insurance         760Y-0600             Alger American Small
Company Separate Account B                            Capitalization Portfolio
(8-27-94) (Variable Life)                            Alger American Growth
                                                      Portfolio

Signed by the parties:

                                        Companion Life Insurance Company
                                        By its authorized officer


                                        By:    /s/ Richard A. Witt
                                           -------------------------------------
                                        Title: Assistant Treasurer
                                        Date:  4/21/03

                                        The Alger American Fund
                                        By its authorized officer


                                        BY:    /s/ Gregory S. Duch
                                           -------------------------------------
                                        Title: Treasurer
                                        Date:

                                        Fred Alger Management, Inc.
                                        By its authorized officer


                                        BY:    /s/ Gregory S. Duch
                                           -------------------------------------
                                        Title: Executive Vice President
                                        Date: